News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853
Analyst Contact: Abby Motsinger
Office: 704.382.7624
May 6, 2025
Duke Energy reports first-quarter 2025 financial results
▪First-quarter 2025 reported and adjusted EPS of $1.76
▪Strong start to the year, driven by revenue growth across Electric and Gas utilities
▪Company advancing new generation to serve growing energy demand
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced first-quarter 2025 reported EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.76. This is compared to reported and adjusted EPS of $1.44 for the first quarter of 2024. Adjusted EPS excludes the impact of certain items that are included in reported EPS.
Higher first-quarter 2025 adjusted results were driven by higher retail sales volumes and implementation of new rates and riders as well as improved weather, partially offset by higher interest expense and O&M expenses.
The company is reaffirming its 2025 adjusted EPS guidance range of $6.17 to $6.42 and long-term adjusted EPS growth rate of 5% to 7% through 2029 off the 2025 midpoint of $6.30. Management does not forecast reported GAAP EPS and related long-term growth rates.
“I am incredibly proud of our performance in the first quarter, which is a result of the constructive regulatory outcomes the team has delivered over the last several years,” said Harry Sideris, Duke Energy president and chief executive officer. "The fundamentals of the company are stronger than ever, positioning us extraordinarily well to meet our customers' growing and evolving energy demands – now and into the future.”

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Business segment results
In addition to the following summary of first-quarter 2025 business segment performance, comprehensive tables with detailed EPS drivers for the first quarter compared to prior year are provided at the end of this news release.
The discussion below of first-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. For the quarters ended March 31, 2025, and 2024, reported segment income and adjusted segment income were equal for each of Duke Energy's business segments and Other. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
Electric Utilities and Infrastructure recognized first-quarter 2025 segment income of $1,276 million, compared to segment income of $1,021 million in the first quarter of 2024. This represents an increase of $0.33 per share. Higher quarterly results were primarily due to higher retail sales volumes, improved weather and implementation of new rates, partially offset by higher interest expense, O&M expense and depreciation on a growing asset base.
Gas Utilities and Infrastructure
Gas Utilities and Infrastructure recognized first-quarter 2025 segment income of $349 million, compared to segment income of $284 million in the first quarter of 2024. This represents an increase of $0.08 per share. Higher quarterly results were primarily due to growth from rate increases, partially offset by higher depreciation on a growing asset base.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
Other recognized a first-quarter 2025 segment loss of $260 million, compared to segment loss of $203 million in the first quarter of 2024. This represents a decrease of $0.08 per share. Lower quarterly results were primarily due to higher interest expense and lower returns on investments.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the first quarter of 2025 was 12.1% compared to 13.4% in the first quarter of 2024. The decrease in the effective tax rate was primarily due to an increase in the amortization of income tax credits.
Duke Energy's consolidated adjusted effective tax rate was 12.2% for the first quarter of 2025 compared to 13.7% in the first quarter of 2024. The decrease in the adjusted effective tax rate was primarily due to an increase in the amortization of income tax credits and a decrease in preferred dividends.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.

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Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss first-quarter 2025 financial results and other business and financial updates. The conference call will be hosted by Harry Sideris, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the U.S. or 929.526.1599 outside the U.S. The confirmation code is 197083. Please call in 10 to 15 minutes prior to the scheduled start time.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported earnings (loss) per share to adjusted earnings per share for first-quarter 2025 and 2024 financial results:

(In millions, except per share amounts)	After-Tax Amount	1Q 2025 EPS	1Q 2024 EPS
Earnings Per Share, as reported		$1.76	$1.44
Adjustments to reported EPS:
First Quarter 2025
Discontinued Operations	—	—
First Quarter 2024
Discontinued Operations	3		—
Total adjustments		$—	$—
EPS, adjusted		$1.76	$1.44

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. Special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
There were no special items included in the periods presented.

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Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss are defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss include intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as measures of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they are based upon segment income and other net loss adjusted for special items, as discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provides useful information to investors, as they provide an additional relevant comparison of a segment’s or Other's performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as management is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS, adjusted segment income, and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.6 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,100 megawatts of energy capacity. Its natural gas utilities serve 1.7 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky.
Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.
More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and our carbon emission reduction goals, while balancing customer reliability and affordability;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as a global pandemic or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;

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◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices, including any impact from increased tariffs and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,276	$—	$—	$1,276
Gas Utilities and Infrastructure	349	—	—	349
Total Reportable Segment Income	1,625	—	—	1,625
Other	(260)	—	—	(260)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,365	$—	$—	$1,365
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.76	$—	$—	$1.76
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2024
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,021	$—		$—	$1,021
Gas Utilities and Infrastructure	284	—		—	284
Total Reportable Segment Income	1,305	—		—	1,305
Other	(203)	—		—	(203)
Discontinued Operations	(3)	3	A	3	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,099	$3		$3	$1,102
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.44	$—		$—	$1.44
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Recorded in Loss from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
March 2025
(Dollars in millions)

	Three Months Ended March 31, 2025
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,597
Noncontrolling Interests	(28)
Preferred Dividends	(14)
Adjusted Pretax Income	$1,555

Reported Income Tax Expense From Continuing Operations	$193	12.1%
Noncontrolling Interest Portion of Income Taxes(a)	(3)
Adjusted Tax Expense	$190	12.2%

	Three Months Ended March 31, 2024
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,332
Noncontrolling Interests	(16)
Preferred Dividends	(39)
Adjusted Pretax Income	$1,277

Reported Income Tax Expense From Continuing Operations	$178	13.4%
Noncontrolling Interest Portion of Income Taxes(a)	(3)
Adjusted Tax Expense	$175	13.7%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
March 2025 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Consolidated
2024 YTD Reported and Adjusted Earnings Per Share	$1.32	$0.37	$(0.25)	$1.44
Weather	0.07	—	—	0.07
Volume	0.12	—	—	0.12
Riders and Other Retail Margin(a)	0.08	0.02	—	0.10
Rate case impacts, net(b)	0.14	0.07	—	0.21
Wholesale(c)	0.03	—	—	0.03
Operations and maintenance, net of recoverables(d)	(0.04)	—	—	(0.04)
Interest Expense(e)	(0.04)	—	(0.04)	(0.08)
AFUDC Equity	0.02	—	—	0.02
Depreciation and amortization(e)	(0.02)	(0.01)	—	(0.03)
Other(f)	(0.03)	—	(0.04)	(0.07)
Total variance	$0.33	$0.08	$(0.08)	$0.33
Change in share count	(0.01)	—	—	(0.01)
2025 YTD Reported and Adjusted Earnings Per Share	$1.64	$0.45	$(0.33)	$1.76

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 771 million to 777 million.
(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues (+0.04).
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina Year 2 rates, effective January 2025, and DEC South Carolina rates, effective August 2024 (+$0.07), DEF multiyear rate plan revenue increases, effective January 2025 (+$0.05) and DEP North Carolina Year 2 rates, effective October 2024 (+$0.02). Gas Utilities and Infrastructure includes impacts from Piedmont rates, effective November 2024.
(c)    Primarily due to higher capacity volumes.
(d)    Electric Utilities and Infrastructure includes higher corporate costs, storm costs and employee-related expenses in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Other includes lower returns on investments.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Operating Revenues
Regulated electric	$7,064	$6,732
Regulated natural gas	1,105	866
Nonregulated electric and other	80	73
Total operating revenues	8,249	7,671
Operating Expenses
Fuel used in electric generation and purchased power	2,099	2,335
Cost of natural gas	374	232
Operation, maintenance and other	1,499	1,380
Depreciation and amortization	1,512	1,387
Property and other taxes	428	386
Total operating expenses	5,912	5,720
Gains on Sales of Other Assets and Other, net	6	12
Operating Income	2,343	1,963
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	11	17
Other income and expenses, net	132	169
Total other income and expenses	143	186
Interest Expense	889	817
Income From Continuing Operations Before Income Taxes	1,597	1,332
Income Tax Expense From Continuing Operations	193	178
Income From Continuing Operations	1,404	1,154
Loss From Discontinued Operations, net of tax	—	(3)
Net Income	1,404	1,151
Less: Net Income Attributable to Noncontrolling Interests	25	13
Net Income Attributable to Duke Energy Corporation	1,379	1,138
Less: Preferred Dividends	14	39
Net Income Available to Duke Energy Corporation Common Stockholders	$1,365	$1,099

Earnings Per Share – Basic and Diluted
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.76	$1.44
Weighted average shares outstanding
Basic and Diluted	777	771

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$475	$314
Receivables (net of allowance for doubtful accounts of $204 at 2025 and $124 at 2024)	3,996	2,232
Receivables of VIEs (net of allowance for doubtful accounts of $85 at 2024)	10	1,889
Receivable from sales of Commercial Renewables Disposal Groups	558	551
Inventory (includes $509 at 2025 and $494 at 2024 related to VIEs)	4,418	4,509
Regulatory assets (includes $120 at 2025 and 2024 related to VIEs)	2,538	2,756
Assets held for sale	—	4
Other (includes $57 at 2025 and $90 at 2024 related to VIEs)	780	695
Total current assets	12,775	12,950
Property, Plant and Equipment
Cost	183,546	180,806
Accumulated depreciation and amortization	(58,672)	(57,503)
Net property, plant and equipment	124,874	123,303
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,674 at 2025 and $1,705 at 2024 related to VIEs)	14,200	14,254
Nuclear decommissioning trust funds	11,246	11,434
Operating lease right-of-use assets, net	1,219	1,148
Investments in equity method unconsolidated affiliates	357	353
Assets held for sale	—	$89
Other	3,502	3,509
Total other noncurrent assets	49,827	50,090
Total Assets	$187,476	$186,343
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $207 at 2025 and $214 at 2024 related to VIEs)	$4,442	$5,479
Notes payable and commercial paper	2,568	3,584
Taxes accrued	794	851
Interest accrued	821	855
Current maturities of long-term debt (includes $110 at 2025 and $1,012 at 2024 related to VIEs)	4,180	4,349
Asset retirement obligations	643	650
Regulatory liabilities	1,298	1,425
Liabilities associated with assets held for sale	18	80
Other	1,861	2,084
Total current liabilities	16,625	19,357
Long-Term Debt (includes $1,783 at 2025 and $1,842 at 2024 related to VIEs)	79,700	76,340
Other Noncurrent Liabilities
Deferred income taxes	11,609	11,424
Asset retirement obligations	9,350	9,342
Regulatory liabilities	14,466	14,694
Operating lease liabilities	1,033	957
Accrued pension and other post-retirement benefit costs	426	434
Investment tax credits	888	894
Liabilities associated with assets held for sale	—	$89
Other (includes $27 at 2024 related to VIEs)	1,585	1,556
Total other noncurrent liabilities	39,357	39,390
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2025 and 2024	973	973
Common stock, $0.001 par value, 2 billion shares authorized; 777 million and 776 million shares outstanding at 2025 and 2024	1	1
Additional paid-in capital	45,516	45,494
Retained earnings	3,986	3,431
Accumulated other comprehensive income	194	228
Total Duke Energy Corporation stockholders' equity	50,670	50,127
Noncontrolling interests	1,124	1,129
Total equity	51,794	51,256
Total Liabilities and Equity	$187,476	$186,343

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,404	$1,151
Adjustments to reconcile net income to net cash provided by operating activities	773	1,323
Net cash provided by operating activities	2,177	2,474

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,300)	(3,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,238	1,029

Net increase in cash, cash equivalents and restricted cash	115	161
Cash, cash equivalents and restricted cash at beginning of period	421	357
Cash, cash equivalents and restricted cash at end of period	$536	$518

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,079	$—	$—	$(15)	$7,064
Regulated natural gas	—	1,129	—	(24)	1,105
Nonregulated electric and other	61	11	42	(34)	80
Total operating revenues	7,140	1,140	42	(73)	8,249
Operating Expenses
Fuel used in electric generation and purchased power	2,119	—	—	(20)	2,099
Cost of natural gas	—	374	—	—	374
Operation, maintenance and other	1,424	125	2	(52)	1,499
Depreciation and amortization	1,334	107	77	(6)	1,512
Property and other taxes	378	47	3	—	428
Total operating expenses	5,255	653	82	(78)	5,912
Gains on Sales of Other Assets and Other, net	1	—	5	—	6
Operating Income	1,886	487	(35)	5	2,343
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	5	6	—	11
Other income and expenses, net	134	13	14	(29)	132
Total Other Income and Expenses	134	18	20	(29)	143
Interest Expense	530	65	318	(24)	889
Income (Loss) from Continuing Operations before Income Taxes	1,490	440	(333)	—	1,597
Income Tax Expense (Benefit) from Continuing Operations	189	91	(87)	—	193
Income (Loss) from Continuing Operations	1,301	349	(246)	—	1,404
Less: Net Income Attributable to Noncontrolling Interest	25	—	—	—	25
Net Income (Loss) Attributable to Duke Energy Corporation	1,276	349	(246)	—	1,379
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,276	$349	$(260)	$—	$1,365
Discontinued Operations					—
Net Income Available to Duke Energy Corporation Common Stockholders					$1,365

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,750	$—	$—	$(18)	$6,732
Regulated natural gas	—	889	—	(23)	866
Nonregulated electric and other	53	13	38	(31)	73
Total operating revenues	6,803	902	38	(72)	7,671
Operating Expenses
Fuel used in electric generation and purchased power	2,355	—	—	(20)	2,335
Cost of natural gas	—	232	—	—	232
Operation, maintenance and other	1,317	129	(18)	(48)	1,380
Depreciation and amortization	1,225	98	71	(7)	1,387
Property and other taxes	337	46	3	—	386
Total operating expenses	5,234	505	56	(75)	5,720
Gains on Sales of Other Assets and Other, net	6	—	5	1	12
Operating Income	1,575	397	(13)	4	1,963
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	1	—	17	(1)	17
Other income and expenses, net	130	17	62	(40)	169
Total Other Income and Expenses	131	17	79	(41)	186
Interest Expense	499	61	294	(37)	817
Income (Loss) from Continuing Operations before Income Taxes	1,207	353	(228)	—	1,332
Income Tax Expense (Benefit) from Continuing Operations	173	69	(64)	—	178
Income (Loss) from Continuing Operations	1,034	284	(164)	—	1,154
Less: Net Income Attributable to Noncontrolling Interest	13	—	—	—	13
Net Income (Loss) Attributable to Duke Energy Corporation	1,021	284	(164)	—	1,141
Less: Preferred Dividends	—	—	39	—	39
Segment Income/Other Net Loss	$1,021	$284	$(203)	$—	$1,102
Discontinued Operations					(3)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,099

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	March 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$133	$20	$322	$—	$475
Receivables, net	3,495	493	10	(2)	3,996
Receivables of variable interest entities, net	10	—	—	—	10
Receivables from affiliated companies	163	149	1,230	(1,542)	—
Receivable from sales of Commercial Renewables Disposal Groups	—	—	558	—	558
Notes receivable from affiliated companies	1,066	5	98	(1,169)	—
Inventory	4,304	76	37	1	4,418
Regulatory assets	2,336	114	88	—	2,538
Other	495	20	363	(98)	780
Total current assets	12,002	877	2,706	(2,810)	12,775
Property, Plant and Equipment
Cost	162,406	17,979	3,239	(78)	183,546
Accumulated depreciation and amortization	(52,992)	(3,712)	(1,967)	(1)	(58,672)
Net property, plant and equipment	109,414	14,267	1,272	(79)	124,874
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,859	825	516	—	14,200
Nuclear decommissioning trust funds	11,246	—	—	—	11,246
Operating lease right-of-use assets, net	812	4	404	(1)	1,219
Investments in equity method unconsolidated affiliates	28	185	145	(1)	357
Investment in consolidated subsidiaries	479	6	76,037	(76,522)	—
Other	2,456	310	1,359	(623)	3,502
Total other noncurrent assets	45,259	3,254	78,461	(77,147)	49,827
Total Assets	166,675	18,398	82,439	(80,036)	187,476
Segment reclassifications, intercompany balances and other	(1,881)	(165)	(77,990)	80,036	—
Segment Assets	$164,794	$18,233	$4,449	$—	$187,476

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,579	$275	$588	$—	$4,442
Accounts payable to affiliated companies	963	49	403	(1,415)	—
Notes payable to affiliated companies	21	659	489	(1,169)	—
Notes payable and commercial paper	—	—	2,568	—	2,568
Taxes accrued	766	164	(135)	(1)	794
Interest accrued	516	60	246	(1)	821
Current maturities of long-term debt	2,018	314	1,855	(7)	4,180
Asset retirement obligations	643	—	—	—	643
Regulatory liabilities	1,273	26	—	(1)	1,298
Liabilities associated with assets held for sale	—	—	18	—	18
Other	1,414	83	587	(223)	1,861
Total current liabilities	11,193	1,630	6,619	(2,817)	16,625
Long-Term Debt	49,368	4,654	25,750	(72)	79,700
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,948	1,512	(1,851)	—	11,609
Asset retirement obligations	9,258	92	—	—	9,350
Regulatory liabilities	13,233	1,203	31	(1)	14,466
Operating lease liabilities	741	3	289	—	1,033
Accrued pension and other post-retirement benefit costs	192	29	204	1	426
Investment tax credits	887	1	—	—	888
Other	1,027	172	575	(189)	1,585
Total other noncurrent liabilities	37,286	3,012	(752)	(189)	39,357
Equity
Total Duke Energy Corporation stockholders' equity	67,090	9,092	50,822	(76,334)	50,670
Noncontrolling interests	1,120	3	—	1	1,124
Total equity	68,210	9,095	50,822	(76,333)	51,794
Total Liabilities and Equity	166,675	18,398	82,439	(80,036)	187,476
Segment reclassifications, intercompany balances and other	(1,881)	(165)	(77,990)	80,036	—
Segment Liabilities and Equity	$164,794	$18,233	$4,449	$—	$187,476

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,524	$2,018	$1,444	$487	$858	$(191)	$7,140
Operating Expenses
Fuel used in electric generation and purchased power	803	725	381	149	260	(199)	2,119
Operation, maintenance and other	474	391	282	92	193	(8)	1,424
Depreciation and amortization	432	357	274	76	192	3	1,334
Property and other taxes	102	60	112	86	18	—	378
Total operating expenses	1,811	1,533	1,049	403	663	(204)	5,255
Gains on Sales of Other Assets and Other, net	—	—	1	—	—	—	1
Operating Income	713	485	396	84	195	13	1,886
Other Income and Expenses, net(b)	61	39	21	4	10	(1)	134
Interest Expense	200	128	118	31	60	(7)	530
Income Before Income Taxes	574	396	299	57	145	19	1,490
Income Tax Expense	53	58	60	9	18	(9)	189
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	25	25
Segment Income	$521	$338	$239	$48	$127	$3	$1,276
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $32 million for Duke Energy Carolinas, $19 million for Duke Energy Progress, $5 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	March 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$46	$53	$16	$8	$9	$1	$133
Receivables, net	1,168	906	545	394	466	16	3,495
Receivables of variable interest entities, net	1	6	2	—	—	1	10
Receivables from affiliated companies	197	24	75	25	1	(159)	163
Notes receivable from affiliated companies	140	968	86	17	—	(145)	1,066
Inventory	1,488	1,333	773	169	541	—	4,304
Regulatory assets	613	616	921	46	142	(2)	2,336
Other	168	151	56	1	109	10	495
Total current assets	3,821	4,057	2,474	660	1,268	(278)	12,002
Property, Plant and Equipment
Cost	59,212	42,769	30,996	9,172	20,210	47	162,406
Accumulated depreciation and amortization	(19,382)	(16,252)	(7,846)	(2,536)	(7,008)	32	(52,992)
Net property, plant and equipment	39,830	26,517	23,150	6,636	13,202	79	109,414
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	4,149	4,573	2,068	389	1,031	649	12,859
Nuclear decommissioning trust funds	6,377	4,564	305	—	—	—	11,246
Operating lease right-of-use assets, net	93	414	263	6	35	1	812
Investments in equity method unconsolidated affiliates	—	—	1	—	—	27	28
Investment in consolidated subsidiaries	55	10	3	409	1	1	479
Other	1,142	752	480	61	254	(233)	2,456
Total other noncurrent assets	11,816	10,313	3,120	1,461	1,321	17,228	45,259
Total Assets	55,467	40,887	28,744	8,757	15,791	17,029	166,675
Segment reclassifications, intercompany balances and other	(432)	(1,099)	(191)	(454)	(9)	304	(1,881)
Reportable Segment Assets	$55,035	$39,788	$28,553	$8,303	$15,782	$17,333	$164,794
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,377	$603	$1,087	$221	$286	$5	$3,579
Accounts payable to affiliated companies	484	436	88	20	85	(150)	963
Notes payable to affiliated companies	—	—	—	145	20	(144)	21
Taxes accrued	168	84	148	254	106	6	766
Interest accrued	173	96	130	44	73	—	516
Current maturities of long-term debt	23	581	1,235	183	4	(8)	2,018
Asset retirement obligations	253	226	1	7	156	—	643
Regulatory liabilities	600	313	120	35	205	—	1,273
Other	485	358	337	68	167	(1)	1,414
Total current liabilities	3,563	2,697	3,146	977	1,102	(292)	11,193
Long-Term Debt	17,911	13,489	9,783	3,107	4,644	434	49,368
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,066	2,418	3,048	868	1,497	51	11,948
Asset retirement obligations	3,736	4,122	206	69	1,108	17	9,258
Regulatory liabilities	6,489	4,535	653	229	1,352	(25)	13,233
Operating lease liabilities	83	409	212	6	31	—	741
Accrued pension and other post-retirement benefit costs	23	140	91	67	83	(212)	192
Investment tax credits	313	143	241	5	186	(1)	887
Other	630	182	151	58	19	(13)	1,027
Total other noncurrent liabilities	15,340	11,949	4,602	1,302	4,276	(183)	37,286
Equity
Total Duke Energy Corporation stockholders equity	18,353	12,602	11,213	3,353	5,619	15,950	67,090
Noncontrolling interests(c)	—	—	—	—	—	1,120	1,120
Total equity	18,353	12,602	11,213	3,353	5,619	17,070	68,210
Total Liabilities and Equity	55,467	40,887	28,744	8,757	15,791	17,029	166,675
Segment reclassifications, intercompany balances and other	(432)	(1,099)	(191)	(454)	(9)	304	(1,881)
Reportable Segment Liabilities and Equity	$55,035	$39,788	$28,553	$8,303	$15,782	$17,333	$164,794
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$279	$857	$4	$—	$1,140
Operating Expenses
Cost of natural gas	101	272	—	1	374
Operation, maintenance and other	29	94	—	2	125
Depreciation and amortization	36	70	2	(1)	107
Property and other taxes	30	18	1	(2)	47
Total operating expenses	196	454	3	—	653
Operating Income	83	403	1	—	487
Other Income and Expenses, net
Equity in earnings of unconsolidated affiliates	—	—	5	—	5
Other income and expenses, net	2	11	—	—	13
Other Income and Expenses, net	2	11	5	—	18
Interest Expense	16	47	1	1	65
Income Before Income Taxes	69	367	5	(1)	440
Income Tax Expense	14	76	1	—	91
Segment Income	$55	$291	$4	$(1)	$349
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	March 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$4	$10	$6	$—	$20
Receivables, net	88	404	—	1	493
Receivables from affiliated companies	—	91	131	(73)	149
Notes receivable from affiliated companies	10	—	—	(5)	5
Inventory	15	61	—	—	76
Regulatory assets	6	109	—	(1)	114
Other	5	11	3	1	20
Total current assets	128	686	140	(77)	877
Property, Plant and Equipment
Cost	4,950	12,956	73	—	17,979
Accumulated depreciation and amortization	(1,215)	(2,487)	(10)	—	(3,712)
Net property, plant and equipment	3,735	10,469	63	—	14,267
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	325	435	—	65	825
Operating lease right-of-use assets, net	—	3	—	1	4
Investments in equity method unconsolidated affiliates	—	—	180	5	185
Investment in consolidated subsidiaries	—	—	—	6	6
Other	23	271	17	(1)	310
Total other noncurrent assets	672	758	197	1,627	3,254
Total Assets	4,535	11,913	400	1,550	18,398
Segment reclassifications, intercompany balances and other	(11)	(95)	(130)	71	(165)
Reportable Segment Assets	$4,524	$11,818	$270	$1,621	$18,233
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$61	$209	$6	$(1)	$275
Accounts payable to affiliated companies	4	98	21	(74)	49
Notes payable to affiliated companies	84	580	—	(5)	659
Taxes accrued	44	123	(3)	—	164
Interest accrued	10	50	—	—	60
Current maturities of long-term debt	107	205	—	2	314
Regulatory liabilities	17	9	—	—	26
Other	3	78	(1)	3	83
Total current liabilities	330	1,352	23	(75)	1,630
Long-Term Debt	744	3,799	60	51	4,654
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	444	1,002	64	2	1,512
Asset retirement obligations	63	29	—	—	92
Regulatory liabilities	231	960	—	12	1,203
Operating lease liabilities	—	2	—	1	3
Accrued pension and other post-retirement benefit costs	23	6	—	—	29
Investment tax credits	—	1	—	—	1
Other	23	150	—	(1)	172
Total other noncurrent liabilities	784	2,150	64	14	3,012
Equity
Total Duke Energy Corporation stockholders' equity	2,670	4,612	250	1,560	9,092
Noncontrolling interests	—	—	3	—	3
Total equity	2,670	4,612	253	1,560	9,095
Total Liabilities and Equity	4,535	11,913	400	1,550	18,398
Segment reclassifications, intercompany balances and other	(11)	(95)	(130)	71	(165)
Reportable Segment Liabilities and Equity	$4,524	$11,818	$270	$1,621	$18,233
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	25,225	22,704	11.1%	3.4%
Commercial	18,902	18,169	4.0%	1.7%
Industrial	10,964	11,449	(4.2%)	(0.9%)
Other Energy Sales	116	136	(14.7%)	n/a
Unbilled Sales	(1,816)	(1,794)	(1.2%)	n/a
Total Retail Sales	53,391	50,664	5.4%	1.8%
Wholesale and Other	11,851	9,946	19.2%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	65,242	60,610	7.6%

Average Number of Customers (Electric)
Residential	7,498,119	7,355,519	1.9%
Commercial	1,045,224	1,041,737	0.3%
Industrial	15,305	15,804	(3.2%)
Other Energy Sales	23,202	23,839	(2.7%)
Total Retail Customers	8,581,850	8,436,899	1.7%
Wholesale and Other	52	52	—%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,581,902	8,436,951	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	11,347	9,389	20.9%
Nuclear	18,926	19,082	(0.8%)
Hydro	446	981	(54.5%)
Natural Gas and Oil	21,553	19,881	8.4%
Renewable Energy	841	668	25.9%
Total Generation(d)	53,113	50,001	6.2%
Purchased Power and Net Interchange(e)	14,952	14,128	5.8%
Total Sources of Energy	68,065	64,129	6.1%
Less: Line Loss and Other	2,823	3,519	(19.8%)
Total GWh Sources	65,242	60,610	7.6%

Owned Megawatt (MW) Capacity(c)
Summer	50,562	50,385
Winter	55,139	54,870
Nuclear Capacity Factor (%)(f)	99	97

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	9,138	8,241	10.9%
Commercial	7,390	7,232	2.2%
Industrial	4,554	4,686	(2.8%)
Other Energy Sales	56	68	(17.6%)
Unbilled Sales	(730)	(676)	(8.0%)
Total Retail Sales	20,408	19,551	4.4%	1.2%
Wholesale and Other	3,150	2,837	11.0%
Total Consolidated Electric Sales – Duke Energy Carolinas	23,558	22,388	5.2%

Average Number of Customers
Residential	2,524,566	2,465,376	2.4%
Commercial	401,939	401,787	—%
Industrial	5,895	5,968	(1.2%)
Other Energy Sales	10,836	11,120	(2.6%)
Total Retail Customers	2,943,236	2,884,251	2.0%
Wholesale and Other	26	25	4.0%
Total Average Number of Customers – Duke Energy Carolinas	2,943,262	2,884,276	2.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,285	2,915	12.7%
Nuclear	11,789	11,835	(0.4%)
Hydro	251	652	(61.5%)
Natural Gas and Oil	5,880	5,902	(0.4%)
Renewable Energy	57	73	(21.9%)
Total Generation(d)	21,262	21,377	(0.5%)
Purchased Power and Net Interchange(e)	3,238	2,207	46.7%
Total Sources of Energy	24,500	23,584	3.9%
Less: Line Loss and Other	942	1,196	(21.2%)
Total GWh Sources	23,558	22,388	5.2%

Owned MW Capacity(c)
Summer	19,698	19,688
Winter	20,773	20,736
Nuclear Capacity Factor (%)(f)	102	100

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,643	1,475	11.4%
Cooling Degree Days	8	3	166.7%

Variance from Normal
Heating Degree Days	(3.2%)	(14.8%)
Cooling Degree Days	(2.4%)	(53.2%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,880	5,132	14.6%
Commercial	3,740	3,632	3.0%
Industrial	2,457	2,223	10.5%
Other Energy Sales	21	22	(4.5%)
Unbilled Sales	(747)	(521)	(43.4%)
Total Retail Sales	11,351	10,488	8.2%	2.2%
Wholesale and Other	6,834	5,640	21.2%
Total Consolidated Electric Sales – Duke Energy Progress	18,185	16,128	12.8%

Average Number of Customers
Residential	1,518,693	1,486,661	2.2%
Commercial	248,333	247,706	0.3%
Industrial	3,072	3,238	(5.1%)
Other Energy Sales	2,406	2,453	(1.9%)
Total Retail Customers	1,772,504	1,740,058	1.9%
Wholesale and Other	8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,772,512	1,740,066	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,276	1,802	26.3%
Nuclear	7,137	7,247	(1.5%)
Hydro	138	261	(47.1%)
Natural Gas and Oil	6,519	5,117	27.4%
Renewable Energy	50	59	(15.3%)
Total Generation(d)	16,120	14,486	11.3%
Purchased Power and Net Interchange(e)	2,492	2,137	16.6%
Total Sources of Energy	18,612	16,623	12.0%
Less: Line Loss and Other	427	495	(13.7%)
Total GWh Sources	18,185	16,128	12.8%

Owned MW Capacity(c)
Summer	12,585	12,564
Winter	13,845	13,770
Nuclear Capacity Factor (%)(f)	92	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,523	1,273	19.6%
Cooling Degree Days	15	9	66.7%

Variance from Normal
Heating Degree Days	(2.6%)	(20.3%)
Cooling Degree Days	14.9%	(26.5%)

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,618	4,371	5.7%
Commercial	3,402	3,325	2.3%
Industrial	783	832	(5.9%)
Other Energy Sales	7	8	(12.5%)
Unbilled Sales	(125)	(73)	(71.2%)
Total Retail Sales	8,685	8,463	2.6%	1.1%
Wholesale and Other	383	376	1.9%
Total Electric Sales – Duke Energy Florida	9,068	8,839	2.6%

Average Number of Customers
Residential	1,811,645	1,781,895	1.7%
Commercial	211,835	210,297	0.7%
Industrial	1,616	1,716	(5.8%)
Other Energy Sales	3,562	3,632	(1.9%)
Total Retail Customers	2,028,658	1,997,540	1.6%
Wholesale and Other	13	14	(7.1%)
Total Average Number of Customers – Duke Energy Florida	2,028,671	1,997,554	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	454	593	(23.4%)
Natural Gas and Oil	8,004	7,735	3.5%
Renewable Energy	729	530	37.5%
Total Generation(d)	9,187	8,858	3.7%
Purchased Power and Net Interchange(e)	108	253	(57.3%)
Total Sources of Energy	9,295	9,111	2.0%
Less: Line Loss and Other	227	272	(16.5%)
Total GWh Sources	9,068	8,839	2.6%

Owned MW Capacity(c)
Summer	10,895	10,749
Winter	12,542	12,408

Heating and Cooling Degree Days
Actual
Heating Degree Days	359	294	22.1%
Cooling Degree Days	215	229	(6.1%)

Variance from Normal
Heating Degree Days	(1.8%)	(20.8%)
Cooling Degree Days	1.6%	11.0%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,672	2,382	12.2%
Commercial	2,329	2,072	12.4%
Industrial	1,096	1,258	(12.9%)
Other Energy Sales	19	23	(17.4%)
Unbilled Sales	(121)	(85)	(42.4%)
Total Retail Sales	5,995	5,650	6.1%	2.6%
Wholesale and Other	112	130	(13.8%)
Total Electric Sales – Duke Energy Ohio	6,107	5,780	5.7%

Average Number of Customers
Residential	837,876	830,082	0.9%
Commercial	76,514	75,773	1.0%
Industrial	2,101	2,248	(6.5%)
Other Energy Sales	2,652	2,800	(5.3%)
Total Retail Customers	919,143	910,903	0.9%
Wholesale and Other	1	1	—%
Total Average Number of Customers – Duke Energy Ohio	919,144	910,904	0.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	779	765	1.8%
Natural Gas and Oil	37	38	(2.6%)
Total Generation(d)	816	803	1.6%
Purchased Power and Net Interchange(e)	6,046	5,697	6.1%
Total Sources of Energy	6,862	6,500	5.6%
Less: Line Loss and Other	755	720	4.9%
Total GWh Sources	6,107	5,780	5.7%

Owned MW Capacity(c)
Summer	1,080	1,080
Winter	1,173	1,173

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,563	2,228	15.0%
Cooling Degree Days	7	—	—%

Variance from Normal
Heating Degree Days	0.6%	(14.0%)
Cooling Degree Days	142.5%	—%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,917	2,578	13.1%
Commercial	2,041	1,908	7.0%
Industrial	2,074	2,450	(15.3%)
Other Energy Sales	13	15	(13.3%)
Unbilled Sales	(93)	(439)	78.8%
Total Retail Sales	6,952	6,512	6.8%	3.5%
Wholesale and Other	1,372	963	42.5%
Total Electric Sales – Duke Energy Indiana	8,324	7,475	11.4%

Average Number of Customers
Residential	805,339	791,505	1.7%
Commercial	106,603	106,174	0.4%
Industrial	2,621	2,634	(0.5%)
Other Energy Sales	3,746	3,834	(2.3%)
Total Retail Customers	918,309	904,147	1.6%
Wholesale and Other	4	4	—%
Total Average Number of Customers – Duke Energy Indiana	918,313	904,151	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,553	3,314	37.4%
Hydro	57	68	(16.2%)
Natural Gas and Oil	1,113	1,089	2.2%
Renewable Energy	5	6	(16.7%)
Total Generation(d)	5,728	4,477	27.9%
Purchased Power and Net Interchange(e)	3,068	3,834	(20.0%)
Total Sources of Energy	8,796	8,311	5.8%
Less: Line Loss and Other	472	836	(43.5%)
Total GWh Sources	8,324	7,475	11.4%

Owned MW Capacity(c)
Summer	6,304	6,304
Winter	6,806	6,783

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,731	2,361	15.7%
Cooling Degree Days	2	—	—%

Variance from Normal
Heating Degree Days	(0.5%)	(15.0%)
Cooling Degree Days	(10.9%)	—%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
March 2025

	Three Months Ended March 31,
	2025	2024	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	181,459,847	163,265,015	11.1%
Duke Energy Midwest LDC throughput (Mcf)(a)	40,455,684	33,197,651	21.9%

Average Number of Customers – Piedmont Natural Gas
Residential	1,092,898	1,072,397	1.9%
Commercial	109,848	108,553	1.2%
Industrial	945	944	0.1%
Power Generation	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,203,710	1,181,913	1.8%

Average Number of Customers – Duke Energy Midwest
Residential	526,598	524,333	0.4%
Commercial	35,285	35,369	(0.2%)
Industrial	2,334	2,249	3.8%
Other	117	117	—%
Total Average Number of Gas Customers – Duke Energy Midwest	564,334	562,068	0.4%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.